UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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GOLDMAN SACHS ETF TRUST

GOLDMAN SACHS TRUST

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GOLDMAN SACHS ETF TRUST GOLDMAN SACHS TRUST ADJOURNED MEETING UPDATE Your vote is still needed Dear Investor, You are receiving this letter as we have yet to receive your vote instructions for the below proposal. Please note your fund’s shareholder meeting was adjourned to September 3, 2026. Join your fellow shareholders and vote now using any of the methods listed. Make your voice heard! Important Key Items Proposal that needs your vote To approve a change to each respective Fund’s subclassification under the Investment Company Act of 1940 from “diversified” to “non-diversified” and to eliminate any related fundamental investment restriction for each applicable Fund. Changing a Fund’s status to non-diversified would provide Goldman Sachs Asset Management, L.P., the Fund’s investment adviser, with enhanced flexibility to invest a greater portion of the Fund’s assets in individual issuers. Shareholders may benefit from the flexibility afforded to non-diversified funds to place additional investments in certain issuers. More details are located in the Joint Proxy Statement located on www.proxyvote.com. Meeting Date Special Shareholder Meeting to be held on September 3, 2026 at 11:00 a.m. ET. Why Your Vote Matters If shareholders do not vote, we may need to incur additional costs to continue ensures that your views are represented in this important decision. We appreciate your investment and thank you for voting. Sincerely, Goldman Sachs We offer four easy ways to vote! Look for your unique 16-digit control number in the box marked with an arrow on the enclosed ballot. Go to www.proxyvote.com Without a proxy card Call 1-844-574-9090 (Weekdays 9am to 10pm ET) With a proxy card Access the automated system using a touch-tone phone Call the number located on your ballot Scan the QR code on the enclosed proxy card Mark, sign and date the enclosed ballot and mail in the envelope provided GSADJ-82026